[LETTERHEAD OF VENABLE LLP]

December 23, 2020

The Gabelli Equity Trust Inc.

One Corporate Center

Rye, NY 10580-1422

Re:	Registration Statement on Form N-2:
Investment Company Act File No.: 811-04700

Ladies and Gentlemen:

We have served as Maryland counsel to The Gabelli Equity Trust Inc., a Maryland corporation registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”), as a closed-end management investment company (the “Company”), in connection with certain matters of Maryland law arising out of the registration of the offering and sale of the following securities of the Company having an aggregate initial offering price of up to $500,000,000 (collectively, the “Securities”): (a) shares of common stock, $0.001 par value per share (“Common Stock”), (b) shares of preferred stock, $0.001 par value per share (the “Preferred Stock”), and (c) subscription rights to purchase shares of Common Stock and/or Preferred Stock (“Subscription Rights”), covered by the above-referenced Registration Statement, and all amendments thereto (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and the Investment Company Act. Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in the Registration Statement.

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

1.        The Registration Statement and the related form of prospectus included therein, substantially in the form in which it was transmitted to the Commission under the Securities Act and the Investment Company Act;

2.        The charter of the Company (the “Charter”), certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

3.        The Amended and Restated Bylaws of the Company (the “Bylaws”), certified as of the date hereof by an officer of the Company;

4.        Resolutions adopted by the Board of Directors (the “Board of Directors”)

The Gabelli Equity Trust Inc.

December 23, 2020

of the Company (the “Resolutions”) relating to, among other matters, the registration of the offering and sale of the Securities, certified as of the date hereof by an officer of the Company;

5.        A certificate executed by an officer of the Company, dated as of the date hereof;

6.        A certificate of the SDAT as to the good standing of the Company, dated as of a recent date; and

7.        Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinions set forth below, we have assumed the following:

1.        Each individual executing any of the Documents, whether on behalf of such individual or any other person, is legally competent to do so.

2.        Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3.        Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

4.        All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents, as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

5.        The issuance of, and certain terms of, the Securities to be issued by the Company from time to time will be authorized and approved by the Board of Directors, or a duly authorized committee thereof, in accordance with the Maryland General Corporation Law, the

The Gabelli Equity Trust Inc.

December 23, 2020

Charter, the Bylaws and the Resolutions (such approval referred to herein as the “Corporate Proceedings”).

6.        Upon the issuance of any Securities that are shares of Common Stock (“Common Securities”), including Common Securities which may be issued upon conversion or exercise of any other Securities convertible into or exercisable for Common Securities, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Charter.

7.        Upon the issuance of any Securities that are shares of Preferred Stock (“Preferred Securities”), including Preferred Securities which may be issued upon conversion or exercise of any other securities convertible into or exercisable for Preferred Securities, the total number of shares of Preferred Stock issued and outstanding, and the total number of issued and outstanding shares of the applicable class or series of Preferred Stock designated pursuant to the Charter, will not exceed the total number of shares of Preferred Stock or the number of shares of such class or series of Preferred Stock that the Company is then authorized to issue under the Charter.

8.        Articles Supplementary setting forth the designation, number of shares and the terms of any series of Preferred Securities to be issued by the Company will be filed with and accepted for record by the SDAT prior to the issuance of such Preferred Securities.

9.        None of the Securities will be issued to a Principal Shareholder (as defined in the Charter).

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1.        The Company is a corporation duly incorporated and validly existing under and by virtues of the laws of the State of Maryland and is in good standing with the SDAT.

2.        Upon the completion of all Corporate Proceedings relating to the Common Securities, the issuance of the Common Securities will be duly authorized and, when and if issued and delivered against payment therefor in accordance with the Registration Statement, the Resolutions and the Corporate Proceedings, the Common Securities will be validly issued, fully paid and nonassessable.

3.        Upon the completion of all Corporate Proceedings relating to the Preferred Securities, the issuance of the Preferred Securities will be duly authorized and, when and if delivered against payment therefor in accordance with the Registration Statement, the

The Gabelli Equity Trust Inc.

December 23, 2020

Resolutions and the Corporate Proceedings, the Preferred Securities will be validly issued, fully paid and nonassessable.

4.        Upon completion of all Corporate Proceedings relating to the Subscription Rights, the issuance of the Subscription Rights will be duly authorized.

The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning federal law or any other state law. We express no opinion as to compliance with, or the applicability of, federal or state securities laws, including the securities laws of the State of Maryland. The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Venable LLP